EXHIBIT 5.1

                               September 28, 1995
Transamerica Corporation
600 Montgomery Street
San Francisco, CA 94111

        Re:  Transamerica Corporation
             Dividend Reinvestment Plan
             REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

   At your request, we are rendering this opinion in connection with the proposed sale pursuant to the Transamerica Corporation Dividend Reinvestment Plan (the "Plan"), of up to 500,000 shares of common stock, $1.00 par value ("Common Stock"), of Transamerica Corporation (the "Company").

   We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

   Based on such examination, we are of the opinion that, when the Pricing Committee of the Board of Directors has taken appropriate actions, the 500,000 shares of Common Stock to be issued and sold by the Company pursuant to the Plan will be validly authorized shares of Common Stock and, when issued upon the payment of the purchase price therefor, will be legally issued, fully paid and nonassessable.

   We hereby consent to the filing of this opinion as an exhibit to this Registration Statement on Form S-3 and to the use of our name wherever it appears in said Registration Statement, including the Prospectus which forms a part of the Registration Statement. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                                   Very truly yours,



                                   ORRICK, HERRINGTON, & SUTCLIFFE